UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2014

EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Phantom Unit Award Notice

On March 4, 2014, the compensation committee (the “Committee”) of the board of directors of Exterran GP LLC, the general partner of Exterran General Partner, L.P., the general partner of Exterran Partners, L.P., adopted a form of Award Notice and Agreement for Phantom Units with DERs (the “Phantom Unit Award Notice”), which sets forth the terms for grants to officers and employees of our phantom units with tandem distribution equivalent rights (“DERs”) under the Exterran Partners, L.P. Long-Term Incentive Plan, as amended (the “Plan”).  Among other things, the Phantom Unit Award Notice provides for (i) notice of the amount and vesting schedule of the award, (ii) immediate vesting of the unvested portion of the award in the event of the grantee’s termination of employment as a result of death or disability, (iii) forfeiture of the unvested portion of the award in the event of the grantee’s termination of employment other than as a result of death or disability, (iv) immediate vesting of the unvested portion of the award in the event of the grantee’s termination of employment by the company without cause, by the grantee for good reason or due to the grantee’s death or disability, in each case, within 18 months following a change of control, (v) payment of the phantom units, in the Committee’s discretion, in our common units, a lump sum in cash equal to the fair market value of our common units on the vesting date, or a combination of the two, and (vi) non-transferability of the award prior to vesting.  Awards granted under the Phantom Unit Award Notice vest one-third per year over a three-year period, subject to continued service through each vesting date.

The foregoing summary is qualified in its entirety by reference to the Phantom Unit Award Notice, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 5.02 by reference.

Adoption of Director Unit Award Notice

On March 4, 2014, the Committee adopted a form of Award Notice and Agreement for Unit Award for Non-Employee Directors (the “Director Unit Award Notice”), which sets forth the terms for grants to non-employee directors of our common units under the Plan. In connection with the receipt of an award under a Director Unit Award Notice, the grantee must agree to abide by specified confidentiality and one-year non-solicitation and non-competition covenants.

The foregoing summary is qualified in its entirety by reference to the Director Unit Award Notice, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Exterran Partners, L.P. Award Notice and Agreement for Phantom Units with DERs

10.2	Form of Exterran Partners, L.P. Award Notice and Agreement for Unit Award for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

March 10, 2014	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President and General Counsel

Exhibit Index

10.1                                                                        Form of Exterran Partners, L.P. Award Notice and Agreement for Phantom Units with DERs

10.2                                                                        Form of Exterran Partners, L.P. Award Notice and Agreement for Unit Award for Non-Employee Directors